Exhibit 99.2

FOR IMMEDIATE RELEASE

Immune Design Prices Public Offering of Common Stock

SEATTLE and SOUTH SAN FRANCISCO, Calif., Sept. 15, 2016 (GLOBE NEWSWIRE) — Immune Design Corp. (Nasdaq: IMDZ) announced today the pricing of an underwritten public offering of 4,800,000 shares of its common stock at a price to the public of $6.25 per share. All of the shares of common stock are being offered by Immune Design. Proceeds to Immune Design from this offering are expected to be approximately $30.0 million, before deducting underwriting discounts and commissions and estimated offering expenses. The offering is expected to close on September 20, 2016, subject to customary closing conditions.

Jefferies LLC, Leerink Partners LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. Immune Design has granted the underwriters a 30-day option to purchase up to 720,000 additional shares of common stock at the public offering price, less underwriting discounts and commissions.

Immune Design plans to use the net proceeds of the offering to fund further clinical development of its Antigen Specific and Antigen Agnostic approaches, including CMB305, G100, ZVexNeo and ZVex2.0, continue developing the manufacturing process and scale up of its product candidates, and for working capital and general corporate purposes.

The securities described above are being offered pursuant to a “shelf” registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering is being made only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the website of the SEC at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from: Jefferies LLC Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, telephone: (877) 547-6340, e-mail: Prospectus_Department@Jefferies.com; Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: (800) 808-7525, ext. 6142, email: syndicate@Leerink.com; or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, telephone: (800) 326-5897, email: cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Immune Design

Immune Design is a clinical-stage immunotherapy company employing next-generation in vivo approaches to enable the body’s immune system to fight disease. The company’s technologies are engineered to activate the immune system’s natural ability to generate and/or expand antigen-specific cytotoxic T cells, while also enhancing other immune effectors, to fight cancer and other chronic diseases. CMB305 and G100, the two-pronged focus of Immune Design’s ongoing immuno-oncology clinical programs, are the product of its two synergistic discovery platforms, ZVex® and GLAASTM. Both ZVex and GLAAS also have potential applications in infectious disease and allergy as demonstrated by ongoing pharmaceutical collaborations. Immune Design has offices in Seattle and South San Francisco.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Immune Design’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding the completion, timing and size of the proposed public offering and Immune Design’s planned use of proceeds. There can be no assurance that Immune Design will be able to complete the offering on the anticipated terms, or at all. Factors that may cause Immune Design’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Immune Design’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. Except as required by law, Immune Design assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Media Contact

Julie Rathbun

Rathbun Communications

julie@rathbuncomm.com

206-769-9219

Investor Contact

Shari Annes

Annes Associates

Shari.Annes@immunedeisgn.com

650-888-0902